Exhibit 5.6

TROUTMAN SANDERS LLP Attorneys at Law Two Hannover Square 434 Fayetteville Street, Suite 1900 Raleigh, North Carolina 27601 919.835.4100 telephone troutmansanders.com
December 8, 2010
Alere Inc.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
Foley Hoag LLP
Seaport West
155 Seaport Boulevard
Boston, Massachusetts 02210

Re:	Genecare Medical Genetics Center, Inc., and ZyCare, Inc. Guarantees of Alere Inc. 8.625% Senior Subordinated Notes due 2018
Ladies and Gentlemen:
     We have acted as special counsel to Genecare Medical Genetics Center, Inc., a North Carolina corporation (“Genecare”), and ZyCare, Inc., a North Carolina corporation (“ZyCare”) (each of Genecare and ZyCare referred to herein as a “North Carolina Guarantor” and collectively as the “North Carolina Guarantors”), each a wholly-owned indirect subsidiary of Alere, Inc., a Delaware corporation (the “Registrant”), in connection with a Registration Statement on Form S-4, being filed by the Registrant and certain subsidiaries of the Registrant, including the North Carolina Guarantors, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the offer (the “Exchange Offer”) to exchange for the Registrant’s existing 8.625% Senior Subordinated Notes due 2018 issued on September 21, 2010 (the “Old Notes”), together with the guarantees of the Old Notes by the North Carolina Guarantors and the other such subsidiaries up to $400,000,000.00 aggregate principal amount of the Registrant’s 8.625% Senior Subordinated Notes due 2018 (the “New Notes”), together with the guarantees of the New Notes by the North Carolina Guarantors and the other such subsidiaries (the “Guarantees”). The New Notes and the Guarantees will be issued pursuant to the indenture dated as of May 12, 2009 (the “Base Indenture”) between the Registrant and U.S. Bank National Association as Trustee (the “Trustee”), as amended and supplemented by that certain Ninth Supplemental Indenture dated as of September 21, 2010 (the “Ninth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among the Registrant, the guarantors named therein and the Trustee, as contemplated by the Registration Rights Agreement dated as of September 21, 2010 by and among the Company, the North Carolina Guarantors named therein and Jefferies & Company, Inc., Goldman, Sachs & Co., Citigroup Global Markets Inc., BMO Capital Markets
Atlanta      Chicago      Hong Kong      London      New York      Newark      Norfolk      Orange County
Raleigh      Richmond      San Diego      Shanghai      Tysons Corner      Virginia Beach      Washington, DC

Alere Inc.
Foley Hoag LLP
December 8, 2010

Corp., and Leerink Swann LLC as the initial purchasers. The Registration Statement and the Indenture are referred to collectively herein as the “Opinion Documents”.
     In connection with the opinions set forth below, we have examined copies, certified or otherwise identified to our satisfaction, of (i) the amended and restated certificate of incorporation of each of the North Carolina guarantors, as amended to the date hereof and on file with the office of the Secretary of State of the State of North Carolina, (ii) a certificate of existence issued by the office of the Secretary of State of the State of North Carolina for Genecare dated as of November 30, 2010, (iii) a certificate of existence issued by the office of the Secretary of State of the State of North Carolina for Zycare dated as of December 3, 2010, (iv) the Amended Bylaws for each of the North Carolina Guarantors, as amended to the date hereof, and (iv) such other certificates, records and documents as we have deemed necessary or appropriate for the purposes of this opinion.
     Other than as specifically noted herein, we have not examined any document other than those described herein or made any independent factual investigation. For purposes of this opinion letter, we have relied, without investigation, upon the following assumptions: (i) all natural persons who are involved on behalf of each of the North Carolina Guarantors have sufficient legal capacity to enter into and perform the transactions contemplated by the Opinion Documents and the other agreements, instruments and documents delivered in connection therewith or to carry out their role in it; (ii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (iii) each public authority document reviewed by us for the purpose of rendering this opinion letter is accurate, complete and authentic, and all official public records (including their proper indexing and filing) are accurate and complete; and (iv) there has been no mutual mistake of fact or misunderstanding, fraud, duress or undue influence with respect to, or affecting any of, the parties to the transaction.
     Based on the foregoing examinations and assumptions and subject to the qualifications and exclusions stated below, we are of the opinion that:
     1. Each North Carolina Guarantor is a validly existing corporation under the laws of the State of North Carolina, and each North Carolina Guarantor had the requisite corporate power and authority to execute and deliver the Ninth Supplemental Indenture and has the requisite corporate power and authority to perform its obligations under the Indenture (including under its Guarantee therein).
     2. The execution and delivery by each North Carolina Guarantor of the Ninth Supplemental Indenture, the performance by each North Carolina Guarantor of its obligations under the Indenture, and the Guarantees of each North Carolina Guarantor have been duly authorized by all requisite corporate action on the part of each such North Carolina Guarantor.

Alere Inc.
Foley Hoag LLP
December 8, 2010

     3. The Ninth Supplemental Indenture has been duly executed and delivered by each North Carolina Guarantor.
     4. The execution and delivery by each North Carolina Guarantor of the Ninth Supplemental Indenture and the performance by each North Carolina Guarantor of its obligations under the Indenture (including under its Guarantee therein) do not and will not violate such North Carolina Guarantor’s certificate of incorporation or bylaws.
     This opinion letter is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated. In particular, we have rendered no opinion herein with respect to the Notes, the Exchange Offer, or with respect to any securities laws or regulations.
     In addition, we express no opinion with respect to any document other than those portions of the Indenture by which the North Carolina Guarantors are bound, and express no opinion as to the validity or enforceability of any document.
     This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter.
     The attorneys in this firm rendering this opinion are admitted to practice law in the State of North Carolina, and our opinion is only with respect to the existing laws of the State of North Carolina.
     This opinion letter is furnished to the addressees of this letter in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Troutman Sanders LLP